SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                            INDUSTRIAL BANCORP, INC.
    _________________________________________________________________________
                (Name of Registrant as Specified In Its Charter)

    _________________________________________________________________________
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.

     1)   Title of each class of securities to which transaction applies:
          ______________________________________________________________________

     2)   Aggregate number of securities to which transaction applies:
          ______________________________________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          ______________________________________________________________________

     4)   Proposed maximum aggregate value of transaction:
          ______________________________________________________________________

     5)   Total fee paid:
          ______________________________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:
            ___________________________________________________
      2)    Form, Schedule or Registration Statement No.:
            ___________________________________________________
      3)    Filing Party:
            ___________________________________________________
      4)    Date Filed:
            ___________________________________________________

                            INDUSTRIAL BANCORP, INC.
                             211 N. Sandusky Street
                              Bellevue, Ohio 44811
                                 (419) 483-3375

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     Notice is hereby given that the 1997 Annual Meeting of Shareholders of Industrial Bancorp, Inc. (the "Company") will be held at The Bellevue Elks Lodge #1013, located at 214 W. Main Street, Bellevue, Ohio 44811, on April 15, 1997, at 2:30 p.m., local time (the "Annual Meeting"), for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

     1.   To elect four directors of the Company for terms expiring in 1999;

     2. To ratify the selection of Crowe, Chizek and Company as the auditors of the Company for the current fiscal year; and

     3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     Only shareholders of the Company of record at the close of business on March 7, 1997, will be entitled to receive notice of and to vote at the Annual Meeting and at any adjournments thereof. Whether or not you expect to attend the Annual Meeting, we urge you to consider the accompanying Proxy Statement carefully and to SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND THE PRESENCE OF A QUORUM MAY BE ASSURED AT THE ANNUAL MEETING. The giving of a proxy does not affect your right to vote in person in the event you attend the Annual Meeting.


                                By Order of the Board of Directors




                                David M. Windau, President


Bellevue, Ohio
March 18, 1997

                            Industrial Bancorp, Inc.
                             211 N. Sandusky Street
                              Bellevue, Ohio 44811
                                 (419) 483-3375

                                 PROXY STATEMENT

                                     PROXIES

     The enclosed proxy (the "Proxy") is being solicited by the Board of Directors of Industrial Bancorp, Inc. (the "Company") for use at the 1997 Annual Meeting of Shareholders of the Company to be held at The Bellevue Elks Lodge #1013, located at 214 W. Main Street, Bellevue, Ohio 44811, on April 15, 1997, at 2:30 p.m., local time, and at any adjournments thereof (the "Annual Meeting"). Without affecting any vote previously taken, a shareholder may revoke a proxy by executing a later dated proxy which is received by the Company before the original proxy is exercised or by giving notice of revocation to the Company in writing or in open meeting before the original proxy is exercised. Attendance at the Annual Meeting will not, of itself, revoke a proxy.

     Each properly executed Proxy received prior to the Annual Meeting and not revoked will be voted as specified thereon or, in the absence of specific instructions to the contrary, will be voted:

          FOR the election of Messrs. Hayward, Maginnis, Moore and Windau as directors of the Company for terms expiring in 1999; and

          FOR the ratification of the selection of Crowe, Chizek and Company ("Crowe Chizek") as the auditors of the Company for the current fiscal year.

     Proxies may be solicited by the directors, officers and other employees of the Company and The Industrial Savings and Loan Association ("Industrial"), in person or by telephone, telegraph or mail, only for use at the Annual Meeting. Such Proxies will not be used for any other meeting. The cost of soliciting Proxies will be borne by the Company.

     Only shareholders of record as of the close of business on March 7, 1997 (the "Voting Record Date"), are entitled to vote at the Annual Meeting. Each such shareholder will be entitled to cast one vote for each share owned on the Voting Record Date. The Company's records disclose that, as of the Voting Record Date, there were 5,416,500 votes entitled to be cast at the Annual Meeting. This Proxy Statement is first being mailed to shareholders of the Company on or about March 18, 1997.


                                  VOTE REQUIRED

Election of Directors

     Under Ohio law and the Company's Code of Regulations (the "Regulations"), the four nominees receiving the greatest number of votes will be elected as directors. Shares as to which the authority to vote is withheld will not be counted toward the election of directors or toward the election of the individual nominees specified on the Proxy. If the Proxy is signed and dated by the shareholder but no vote is specified thereon, the shares held by such shareholder will be voted FOR the election of the four nominees.

Ratification of Selection of Auditors

     The affirmative vote of the holders of a majority of the shares of the Company represented in person or by proxy at the Annual Meeting is necessary to ratify the selection of Crowe Chizek as the auditors of the Company for the current fiscal year. The effect of an abstention will be the same as a vote against ratification. If the accompanying Proxy is signed and dated by the shareholder but no vote is specified thereon, the shares held by such shareholder will be voted FOR the ratification of the selection of Crowe Chizek as auditors.

                   VOTING SECURITIES AND OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the only persons known to the Company to own beneficially more than five percent of the common shares of the Company, as of March 10, 1997:

                                                     Amount and nature of
                                                     beneficial ownership
                                           __________________________________________
                                           Sole voting and/or    Shared voting and/or        Percent of
    Name and Address                        investment power       investment power      shares outstanding
________________________                   __________________    ____________________    __________________
First Bankers Trust Company, N.A.
1201 Broadway                                 397,421 (1)             533,610 (1)              9.85%
Quincy, Illinois 62301

Private Capital Management, Inc.
3003 Tamiami Trail North                            -                 369,700                  6.82%
Naples, Florida  33940

Lawrence R. Rhoades                            47,211                 230,080 (2)              5.11%
159 Arlington Drive
Bellevue, Ohio  44811

_________________________

(1) Consists of shares held by First Bankers Trust Company, N.A., as the Trustee for the Industrial Bancorp, Inc. Employee Stock Ownership Plan (the "ESOP"). First Bankers Trust Company, N.A. (the "ESOP Trustee"), has shared investment power over all shares held in the ESOP Trust and sole voting power over shares held in the ESOP Trust which have not been allocated to the accounts of ESOP participants.

(2) Includes 222,180 shares held in The Industrial Savings and Loan Association Management Recognition Plan and Trust (the "MRP). Mr. Rhoades is a trustee of the MRP and as such has shared voting power over such shares.

     The following table sets forth certain information with respect to the number of common shares of the Company beneficially owned by each director and each executive officer of the Company and by all directors and executive officers of the Company as a group, as of March 10, 1997:

                                                     Amount and nature of
                                                     beneficial ownership
                                           __________________________________________
                                           Sole voting and/or    Shared voting and/or        Percent of
    Name and Address                        investment power       investment power      shares outstanding
________________________                   __________________    ____________________    __________________
    Graydon H. Hayward                        15,000 (2)                    -                  0.27%
    Leon W. Maginnis                          11,000                  225,680 (3)              4.36
    Bob Moore                                 49,300                        -                  0.91
    Lawrence R. Rhoades                       47,211 (4)              230,080 (3)              5.11
    Fredric C. Spurck                              -                   10,000                  0.18
    Roger O. Wilkinson                         6,543                        -                  0.12
    David M. Windau                           24,055 (5)              222,180 (3)              4.54
    David W. Ball                             10,672 (6)                3,819                  0.26
    Stephan S. Beal                            5,222 (7)                1,000                  0.11
    All directors and executive              169,003                  248,399 (3)              7.70
    officers as a group (9 persons)
_________________________


(1) Each of the persons listed on this table may be contacted at the address of the Company.

(2) All shares are owned by Hayward Rigging & Construction, Inc., of which Mr. Hayward is the sole shareholder and the sole director.

     (Footnotes continued on next page)

(3) Includes 222,180 shares held by the MRP, with respect to which Messrs. Maginnis, Rhoades and Windau have shared voting power as Trustees of the MRP. Such shares are counted only once in determining the total amount beneficially owned by all directors and executive officers of the Company as a group.

(4)  Includes 11,211 shares allocated to Mr. Rhoades' account under the ESOP.

(5)  Includes 10,787 shares allocated to Mr. Windau's account under the ESOP.

(6)  Includes 6,636 shares allocated to Mr. Ball's account under the ESOP.

(7)  Includes 5,222 shares allocated to Mr. Beal's account under the ESOP.


                              ELECTION OF DIRECTORS

     The Regulations provide for a Board of Directors consisting of seven persons divided into two classes. In accordance with Section 2.02 of the Regulations, nominees for election as directors may be proposed only by the directors or by a shareholder entitled to vote for directors if such shareholder has submitted a written nomination to the Secretary of the Company by the later of the January 15th immediately preceding the annual meeting of shareholders or the sixtieth day before the first anniversary of the most recent annual meeting of shareholders held for the election of directors. Each such written nomination must state the name, age, business or residence address of the nominee, the principal occupation or employment of the nominee, the number of common shares of the Company owned either beneficially or of record by each such nominee and the length of time such shares have been so owned.

     Each of the directors of the Company is also a director of Industrial. Each director of the Company became a director of the Company in connection with the conversion of Industrial from mutual to stock form (the "Conversion") and the formation of the Company as the holding company for Industrial.

     The Board of Directors proposes the reelection of the following persons to serve as directors of the Company until the annual meeting of shareholders in 1999 and until their successors are duly elected and qualified or until their earlier resignation, removal from office or death:

                                                                 Director of the
  Name                       Age (1)       Position(s) held       company since
________                     _______       ________________      _______________

Graydon H. Hayward             51          Director                    1995
Leon W. Maginnis               62          Director                    1995
Bob Moore                      68          Director                    1995
David M. Windau                46          Director, President         1995
                                            and Treasurer
_________________________

(1)  As of March 10, 1997.

     If any nominee is unable to stand for election, any Proxies granting authority to vote for such nominee will be voted for such substitute as the Board of Directors recommends.

     The following directors will continue to serve after the Annual Meeting for the terms indicated:

                                                                 Director of the
  Name                       Age (1)       Position(s) held       company since       Term expires
________                     _______       ________________      _______________      ____________
Lawrence R. Rhoades            67         Chairman of the Board
                                            and Director               1995               1998
Fredric C. Spurck              49         Director                     1995               1998
Roger O. Wilkinson             48         Director                     1995               1998

_________________________


(1)  As of March 10, 1997.

     Mr. Hayward has been the President and owner of Hayward Rigging and Construction, Inc., Bellevue, Ohio, a firm which specializes in setting and relocating large machinery in industrial plants, since 1981.

     Mr. Maginnis is a Certified Public Account and Certified Fraud Examiner and has been Vice President of Hirt Publishing Company, Inc. since 1993. For the prior 23 years, Mr. Maginnis was the owner of Maginnis and Associates, a public accounting firm in Bellevue, Ohio.

     Mr. Moore is semi-retired but continues to serve as President of Willard Foods, Inc., which operates Moore's IGA Super Centre in Willard, Ohio, where Mr. Moore has been employed since 1966.

     Mr. Rhoades served as the President of Industrial from 1965 to 1994, as Chief Executive Officer ("CEO") of Industrial from November 1995 to August 1996 and as CEO of the Company from its formation in February 1995 to August 1996. Mr. Rhoades currently serves as the Chairman of the Board and Chief Financial Officer of Industrial and the Company.

     Mr. Spurck has been the President and CEO of Webster Industries, Inc., Tiffin, Ohio since 1978. Webster Industries operates facilities in four states, producing chains and other component parts used in conveyor systems.

     Mr. Wilkinson has been the Deputy Director of the Huron County Alcohol, Drug Addiction and Mental Health Services Board, based in Norwalk, Ohio, for the past three years. For the prior 14 years, he was the manager of Norwalk Clinic, Inc., Norwalk, Ohio.

     Mr. Windau has served as the President and Treasurer of Industrial since October of 1994 and as the CEO since August 1996. Mr. Windau has been employed by Industrial for 19 years and was a Senior Vice President in charge of branch operations and deposit acquisitions prior to becoming President. Mr. Windau is also the President and CEO of the Company.

Meetings of Directors

     The Board of Directors of the Company met eight times for regularly scheduled and special meetings during the fiscal year ended December 31, 1996.

     Each director of the Company is also a director of Industrial. The Board of Directors of Industrial met 13 times for regularly scheduled and special meetings during the fiscal year ended December 31, 1996.

Committees of Directors

     The Board of Directors of the Company has an Audit Committee, an ESOP Committee and a Stock Option Committee. The full Board of Directors serves as a nominating committee.

     The Audit Committee is responsible for selecting and recommending to the Board of Directors a firm to serve as auditors for the Company. The members of the Audit Committee are Messrs. Maginnis, Moore and Spurck. The Audit Committee of the Company's Board of Directors met two times during 1996.

     The ESOP Committee is responsible for administering the ESOP. The ESOP Committee consists of Messrs. Hayward, Spurck and Wilkinson. The ESOP Committee met one time during 1996.

     The Stock Option Committee is responsible for administering the Industrial Bancorp, Inc. 1996 Stock Option and Incentive Plan (the "Stock Option Plan"), including interpreting the Stock Option Plan and granting options pursuant to its terms. The members of the Stock Option Committee are Messrs. Hayward, Spurck and Wilkinson. The Stock Option Committee met one time during 1996.

     The Board of Directors of Industrial has an Executive Committee, an Audit Committee, a Personnel and Salary Committee and an MRP Committee.

     The Executive Committee serves as a loan approval committee and is authorized to act on behalf of the Board of Directors between regular meetings of the Board of Directors. The members of the Executive Committee are Messrs. Maginnis, Moore and Windau. Alternate members are Messrs. Hayward, Spurck, Wilkinson and Rhoades. The Executive Committee met 52 times during 1996.

     The Audit Committee reviews and monitors the audit process. The members of the Audit Committee are Messrs. Maginnis, Moore and Spurck. The Audit Committee met two times during 1996.

     The function of the Personnel and Salary Committee is to determine compensation for Industrial's employees and to make recommendations to the Board of Directors regarding employee benefits and related matters. The Personnel and Salary Committee is comprised of Messrs. Hayward, Rhoades, Wilkinson and Windau. The Personnel and Salary Committee met two times during 1996.

     The MRP Committee administers the MRP and recommends awards thereunder, subject to the approval of the full Board of Directors. The members of the MRP Committee are Messrs. Hayward, Spurck and Wilkinson. The MRP Committee met one time during 1996.


                               EXECUTIVE OFFICERS

     In addition to Mr. Rhoades, who is the Chairman of the Board of the Company, and Mr. Windau, who is the President and CEO of the Company, the following persons are executive officers of the Company and hold the designated positions. Each executive officer of the Company serves at the pleasure of the Board of Directors.

Name                   Age (1)    Position(s) held      Executive officer since
_______               ________    ________________      _______________________

David W. Ball            55          Secretary               February 1995
Stephan S. Beal          36          Treasurer               February 1995

_________________________

(1)  As of March 10, 1997.

     Mr. Ball is a Senior Vice President and the Secretary of Industrial. He is responsible for lending operations and has been an employee of Industrial for the past 28 years.

     Mr. Beal is a Senior Vice President of Industrial and has been responsible for branch operations and deposit acquisition since October 1994. He has been an employee of Industrial for the past 11 years.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Summary Compensation Table

     The following table sets forth the compensation paid to David M. Windau, the CEO of the Company and Industrial, and to Lawrence R. Rhoades, the Chairman of the Board of the Company and Industrial, for the fiscal years ended December 31, 1996, 1995 and 1994. No other executive officer of the Company or Industrial received compensation in excess of $100,000 in fiscal 1996.

                                        ____________________________________________________________________________________
                                        |   Annual compensation  |       Long term compensation          |   All other     |
                                        |                        |                                       | compensation    |
________________________________________|________________________|_______________________________________|_________________|
                              |         |            |           |                Awards                 |                 |
  Name and principal          |         |            |           |                  |     Securities     |                 |
  position                    |         |            |           |    Restricted    |     underlying     |                 |
                              |   Year  | Salary ($) | Bonus ($) | stock awards ($) |  options/SARs (#)  |                 |
______________________________|_________|____________|___________|__________________|____________________|_________________|
                              |         |            |           |                  |                    |                 |
                              |         |            |           |                  |                    |                 |
   David M. Windau            |   1996  |  $116,972  |  $21,522  |  $551,059 (1)    |    133,307 (3)     |   $154,062 (4)  |
     CEO                      |   1995  |    99,726  |   49,115  |      -           |       -            |      8,800      |
                              |   1994  |    72,404  |   36,987  |      -           |       -            |      1,575      |
                              |         |            |           |                  |                    |                 |
______________________________|_________|____________|___________|__________________|____________________|_________________|
                              |         |            |           |                  |                    |                 |
   Lawrence R. Rhoades (6)    |   1996  |  $108,711  |  $20,002  |  $777,750 (2)    |     66,654 (3)     |   $160,949 (5)  |
     Chairman of the Board    |   1995  |   119,671  |   58,938  |      -           |       -            |      9,200      |
                              |   1994  |   117,677  |   52,719  |      -           |       -            |      7,150      |
                              |         |            |           |                  |                    |                 |
______________________________|_________|____________|___________|__________________|____________________|_________________|

(1) On May 1, 1996, Mr. Windau was awarded 36,135 common shares pursuant to the MRP. Mr. Windau paid no consideration for such shares. Such shares will become earned and nonforfeitable at the rate of one-fifth per year on the anniversary of the date of the award, beginning on May 1, 1997, assuming continued employment with or service on the Board of Directors of Industrial. The market price of the Company's shares on May 1, 1996, determined by reference to the closing bid for the Company's shares on the Nasdaq National Market ("Nasdaq") on such date, was $15.25 per share. The aggregate market value of the shares awarded to Mr. Windau under the MRP, as of such date, was $551,059. As of December 31, 1996, the shares which have been awarded to Mr. Windau under the MRP had an aggregate market value of $460,721. In addition, dividends and other distributions paid on such shares and earnings on such dividends and distributions will be distributed to Mr. Windau according to the vesting schedule.

(2) On May 1, 1996, Mr. Rhoades was awarded 51,000 common shares pursuant to the MRP. Mr. Rhoades paid no consideration for such shares. Such shares will become earned and nonforfeitable at the rate of one-fifth per year on the anniversary of the date of the award, beginning on May 1, 1997, assuming continued service on the Board of Directors of Industrial. The aggregate market price of such shares on May 1, 1996, determined by reference to the closing bid price for the Company's shares on Nasdaq on such date, was $777,750. As of December 31, 1996, the shares which have been awarded to Mr. Rhoades under the MRP had an aggregate market value of $650,250. In addition, dividends and other distributions paid on such shares and earnings on such dividends and distributions will be distributed to Mr. Rhoades according to the vesting schedule.

(3) Represents the number of common shares of the Company underlying options granted to Messrs. Windau and Rhoades pursuant to the Stock Option Plan.

(4) Consists of directors' fees and the $146,262 aggregate value of allocations to Mr. Windau's account under the ESOP. Does not include amounts attributable to miscellaneous benefits received by Mr. Windau, the cost of which was less than 10% of his annual salary and bonus.

(5) Consists of directors' fees and the $152,174 aggregate value of allocations to Mr. Rhoades' account under the ESOP. Does not include amounts attributable to miscellaneous benefits received by Mr. Rhoades, the cost of which was less than 10% of his annual salary and bonus.

(6) Mr. Rhoades served as CEO of the Company and Industrial through August 5, 1996.

Personnel and Salary Committee Report on Executive Compensation

     As a unitary savings and loan holding company, the business of the Company consists principally of holding the stock of Industrial. The functions of the executive officers of the Company, who are also the executive officers of Industrial, pertain primarily to the operations of Industrial. The executive officers receive their compensation, therefore, from Industrial, rather than from the Company. The Personnel and Salary Committee of Industrial has furnished the following report concerning executive compensation:


                             DECISION MAKING PROCESS

     The Company has not paid any cash compensation to its executive officers since its formation. All executive officers of the Company also currently hold positions with Industrial and receive cash compensation from Industrial.
Decisions on cash compensation of Industrial's executives are made by the four-member Personnel and Salary Committee of Industrial's Board of Directors.

     The compensation levels of the executive officers, including the CEO, are reviewed each year by the Personnel and Salary Committee. The Personnel and Salary Committee utilizes independent surveys of compensation of officers in the thrift industry. The Personnel and Salary Committee also assesses each particular executive officer's contribution to the Company and Industrial, the skills and experiences required by his position and the potential of the executive officer. Based on the foregoing factors, recommendations are made by the Personnel and Salary Committee to the Board of Directors of Industrial. Such recommendations are reviewed by the Board of Directors of Industrial, except that Board members who are also executive officers do not participate in deliberations regarding their own respective compensation.


            COMPENSATION POLICIES TOWARD EXECUTIVE OFFICERS GENERALLY

     The Personnel and Salary Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate compensation with the annual and long-term performance goals of Industrial and the Company, reward above-average performance, recognize individual initiative and achievements and assist Industrial and the Company in attracting and retaining qualified executives. The cash compensation program for executive officers consists of two elements, a base salary component and an incentive component payable under Industrial's non-qualified Profit Sharing Plan (hereinafter defined). The combination of base salary and incentive compensation is designed to relate total compensation levels to the performance of Industrial and the Company and each individual executive officer's contribution thereto.

     The objectives of the Profit Sharing Plan are to motivate and reward the executive officers in connection with the accomplishment of annual objectives of Industrial and the Company, to reinforce a strong performance orientation with differentiation and variability in individual awards based on contribution to annual and long-range business results and to provide a competitive compensation package which will attract, reward and retain individuals of the highest quality. For executive officers of Industrial and the Company, including the CEO, incentive awards are determined as a percentage of annual base salary, which percentage is calculated utilizing a corporate goal factor and a performance factor. The corporate goal factor is based upon the Company's achievement of certain levels of return on average assets. The performance factor is based upon the particular executive officer's performance during the preceding year.

     The amounts paid to executive officers under the Profit Sharing Plan were significantly less in 1996 than in 1995 and 1994, as a result of the reduced net earnings experienced by the Company in 1996. The decline in the Company's net earnings in 1996 was primarily attributable to a special assessment levied in 1996 by the Federal Deposit Insurance Corporation on Industrial and other institutions whose deposits are insured by the Savings Association Insurance Fund and a return of capital paid by the Company on its common shares in 1996.


                       DETERMINATION OF CEO'S COMPENSATION

     The Personnel and Salary Committee based the compensation of Mr. Rhoades and Mr. Windau in 1996 on the policies described above for executive officers.

The Personnel and Salary Committee believes that the level of compensation paid to Mr. Rhoades prior to his retirement in August 1996 and to Mr. Windau following his succession to the office of CEO was fair and reasonable when compared with compensation levels in the thrift industry reported in various independent surveys. The compensation earned by Mr. Rhoades and Mr. Windau in 1996 reflects the significant management and leadership responsibilities required of them and the effective manner in which those responsibilities were fulfilled.

         Submitted by the Personnel and Salary Committee of Industrial:

         Graydon H. Hayward
         Lawrence R. Rhoades
         Roger O. Wilkinson
         David M. Windau

Personnel and Salary Committee Interlocks

     During 1996, Mr. Rhoades, the Chairman of the Board of the Company and Industrial, and Mr. Windau, the President of the Company and Industrial, were members of the Personnel and Salary Committee. No other member of the Personnel and Salary Committee was a current or former executive officer or employee of the Company or Industrial or had a reportable business relationship with the Company or Industrial.

Performance Graph

     The following graph compares the cumulative total return on the Company's shares for the fiscal year ended December 31, 1996, with the cumulative total return of an index of companies whose shares are traded on Nasdaq and a savings and loan industry index for the same period:


PERFORMANCE GRAPH IS OMITTED.  IT IS REPRESENTED BY THE FOLLOWING TABLE:

                               INDUSTRIAL BANCORP

                            Total Return Performance


                                                          Period Ending
                            ______________________________________________________________________
Index                         8/1/95   9/30/95   12/31/95   3/31/96  6/30/96   9/30/96   12/31/96
__________________________________________________________________________________________________
Industrial Bancorp            100.00    106.19    114.04    127.19    116.00    127.22    133.46
Nasdaq Total Return           100.00    105.46    106.75    111.74    120.86    125.16    131.31
SNL $250-500M Thrift Index    100.00    106.89    110.15    111.90    115.41    122.65    135.74



Stock Option Plan

     The shareholders of the Company adopted the Stock Option Plan at the 1996 Annual Meeting of Shareholders. Pursuant to the Stock Option Plan, 555,450 shares were reserved for issuance by the Company upon the exercise of options to be granted to certain directors, officers and employees of Industrial and the Company from time to time under the Stock Option Plan. Options to purchase
388,815 common shares of the Company were granted pursuant to the Stock Option Plan during 1996.

     The Stock Option Committee may grant options under the Stock Option Plan at such times as they deem most beneficial to Industrial and the Company on the basis of the individual participant's responsibility, tenure and future potential to Industrial and the Company. In accordance with regulations of the Office of Thrift Supervision (the "OTS"), the Stock Option Plan provides that no individual may receive options to purchase more than 25% of the shares which are reserved for issuance under the Stock Option Plan, and directors who are not employees of the Company or Industrial may not receive options to purchase more than 5% of such shares individually or 30% in the aggregate.

     Without further approval of the shareholders, the Board of Directors may at any time terminate the Stock Option Plan or may amend it from time to time in such respects as the Board of Directors deems advisable, except that the Board of Directors may not, without the approval of the shareholders, make any amendment which would (a) increase the aggregate number of common shares which may be issued under the Stock Option Plan (except for adjustments to reflect certain changes in the capitalization of the Company), (b) materially modify the requirements as to eligibility for participation in the Stock Option Plan, or
(c) materially increase the benefits accruing to participants under the Stock Option Plan. Notwithstanding the foregoing, the Board of Directors may amend the Stock Option Plan to take into account changes in applicable securities, federal income tax and other applicable laws.

     Options granted to the officers and employees under the Stock Option Plan may be "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Options granted under the Stock Option Plan to directors who are not employees of the Company or Industrial will not qualify under the Code and thus will not be incentive stock options ("Non-Qualified Stock Options").

     The option exercise price of each option granted under the Stock Option Plan is determined by the Committee at the time of option grant; provided, however, that the exercise price for an option must not be less than 100% of the fair market value of the shares on the date of the grant. In addition, the exercise price of an ISO may not be less than 110% of the fair market value of the shares on the date of the grant if the recipient owns more than 10% of the Company's outstanding common shares.

     The Stock Option Committee fixes the term of each option, except that an ISO cannot be exercisable after the expiration of ten years from the date it is granted; provided, however, that if a recipient of an ISO owns a number of shares representing more than 10% of the shares of the Company outstanding at the time the ISO is granted, the term of the ISO must not exceed five years. One-fifth of the stock options covered by an award under the Stock Option Plan become exercisable on each of the first five anniversaries of the date of the award. If the fair market value of shares awarded pursuant to ISOs exercisable for the first time by a participant under the Stock Option Plan during any calendar year exceeds $100,000, however, the ISOs will be considered Non-Qualified Stock Options to the extent of such excess.

     An option recipient cannot transfer or assign an option other than by will or in accordance with the laws of descent and distribution. Termination for cause, as defined in the Stock Option Plan, will result in the annulment of any outstanding exercisable options. Any options which have not yet become exercisable will terminate upon the resignation, removal or retirement of a director or upon the termination of employment of an officer or employee, except in the case of death or disability.

     The following table sets forth information regarding all grants of options to purchase common shares of the Company made to Messrs. Windau and Rhoades during 1996:


                                       Option/SAR Grants In Last Fiscal Year

                                                 Individual Grants
_________________________________________________________________________________________________________________

                               Number of            % of Total
                              Securities           Options/SARs
                              Underlying            Granted to
                             Options/SARs          Employees in          Exercise or Base        Expiration
Name                          Granted (#)        1996 Fiscal Year         Price ($/Share)           Date
--------                     ------------       --------------------     ----------------        ----------
David M. Windau                133,307 (1)             48.0%                  $11.00           August 1, 2006

Lawrence R. Rhoades             66,654 (1)             24.0%                  $11.00           August 1, 2006

_________________________

(1) The options were granted on August 1, 1996, and are first exercisable with respect to one-fifth of the shares subject to the options on each anniversary of the date of grant of such options, commencing August 1, 1997. The options are not intended to qualify as ISOs.


     The following table sets forth information regarding the number and value of unexercised options held by Messrs. Windau and Rhoades at December 31, 1996:

                      Aggregated Option/SAR Exercises in Last Fiscal Year and 12/31/96 Option /SAR Values

                                                             Number of Securities
                                                            Underlying Unexercised         Value of Unexercised "In-the-Money"
                                                         Options/SARs at 12/31/96 (#)        Options/SARs at 12/31/96 ($)(1)
Name                  Shares Acquired       Value
                      on Exercise (#)    Realized ($)      Exercisable/Unexercisable            Exercisable/Unexercisable
_______________________________________________________________________________________________________________________________
David M. Windau             -0-              N/A                  -0-/133,307                          -0-/$233,287

Lawrence R. Rhoades         -0-              N/A                  -0-/66,654                           -0-/$116,645

_________________________

(1) For purposes of this table, the value of the option was determined by multiplying the number of unexercised options by the difference between the $11.00 exercise price and the fair market value of the Company's common shares, which was $12.75 on December 31, 1996, based on the closing bid price reported by Nasdaq.


Management Recognition Plan

     The shareholders of the Company adopted the MRP at the 1996 Annual Meeting of Shareholders. With funds contributed by Industrial, the MRP purchased 222,180 common shares of the Company, 176,680 of which were awarded to directors and executive officers of Industrial during 1996.

     The MRP is administered by the MRP Committee, which is composed of three directors of Industrial who are not employees of Industrial (the "MRP Committee"). The MRP Committee determines the directors and employees of the Company and Industrial to whom shares are awarded under the MRP, and the number of shares to be awarded, on the basis of the individual participant's responsibility, tenure and future potential to Industrial and the Company. In accordance with OTS regulations, the MRP provides that no individual may be awarded more than 25% of the shares which are reserved for issuance under the MRP, and directors who are not employees of the Company or Industrial may not receive more than 5% of such shares individually or 30% in the aggregate.

     Unless the MRP Committee specifies a longer period of time, one-fifth of the number of shares awarded to an individual become earned and non-forfeitable on each of the first five anniversaries of the date of such award. Until shares awarded are earned by a participant, such shares are forfeited in the event that the participant ceases to be either a director or an employee of the Company or Industrial, except that in the event of the death or disability of a
participant,   the   participant's   shares   are   deemed  to  be  earned   and
non-forfeitable.

     Shares awarded pursuant to the MRP, along with any dividends and other distributions paid on such shares and earnings thereon, are distributed to recipients as soon as practicable after such shares become earned. Recipients are not permitted to transfer or direct the voting of shares awarded under the MRP until they become earned.

Employee Stock Ownership Plan

     The Company has established the ESOP for the benefit of employees of the Company and its subsidiaries, including Industrial, who are age 21 or older and who have completed at least one year of service with the Company and its subsidiaries. The ESOP provides an ownership interest in the Company to all eligible full-time employees of the Company.

     The ESOP trust borrowed funds from the Company with which it acquired 444,361 of the common shares sold in the Conversion. Such loan is secured by the common shares purchased with the loan proceeds and will be repaid by the ESOP over a period of up to 12 years with discretionary contributions to the ESOP and earnings on ESOP assets. The common shares purchased by the ESOP trust with the loan proceeds are held in a suspense account for allocation among participants as the loan is repaid. In addition to the 444,361 shares purchased with such borrowed funds, 90,000 shares were purchased using a portion of the funds distributed by the Company in May 1996 as a return of capital. Such shares have been allocated to the accounts of ESOP participants.

     Contributions to the ESOP and shares released from the suspense account are allocated among participants on the basis of compensation. Except for participants who retire, become disabled or die during a plan year, all other participants must have completed at least 1,000 hours of service in order to receive an allocation. Benefits become fully vested after five years of service. Existing employees of the Company and Industrial were given credit for vesting purposes for years of service to Industrial prior to the effective date of the ESOP. Vesting is accelerated upon retirement at or after age 65, death, disability, termination of the ESOP or a change in control of Industrial. Shares allocated to the account of a participant whose employment by Industrial terminates prior to having satisfied the vesting requirement will be forfeited. Forfeitures will be reallocated among remaining participating employees. Benefits may be paid either in the Company's common shares or in cash. Benefits may be payable upon retirement, death, disability or separation from service. Benefits payable under the ESOP cannot be estimated.

     The common shares and other ESOP funds are held and invested by the ESOP Trustee. The ESOP Trustee must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees. The ESOP
Trustee has no authority to vote allocated shares in respect of which no instructions are received from the participating employee. Unallocated shares are voted by the ESOP Trustee in its sole discretion.

     The Commissioner of the Internal Revenue Service has made a favorable determination in respect of the tax-qualified status of the ESOP.

     As of March 10, 1997, 136,189 of the 534,361 common shares of the Company held in the ESOP Trust had been allocated to the accounts of participants.

Profit Sharing Plan

     Industrial maintains a nonqualified profit sharing plan (the "Profit Sharing Plan"). Industrial has historically paid base salaries that are lower than the salaries offered by comparably situated companies and has relied on the Profit Sharing Plan as a significant component of compensation for employees at all levels. Full-time employees are eligible to participate in the Profit Sharing Plan if they have been employed by Industrial for more than one year of continuous service. Part-time employees are eligible to participate in the Profit Sharing Plan if they have been employed by Industrial for five or more consecutive years. The amount allocated to the Profit Sharing Plan each year is a percent of Industrial's pre-tax return on average assets in excess of .50%. Although the Profit Sharing Plan is subject to the discretion of the Board of Directors, the percentage allocated to the Profit Sharing Plan has typically ranged from 12% of pre-tax earnings in excess of a .50% return on assets to a maximum of 14.5% of pre-tax earnings in excess of a 3.0% return on assets. The amount received by individual participants is determined by the Personnel and Salary Committee based on various factors, including performance and tenure. For the year ended December 31, 1996, Industrial's contribution to the Profit Sharing Plan was $245,616.

Employment Agreements

     Industrial has entered into employment agreements with Messrs. Windau, Ball and Beal (the "Employment Agreements"). The Employment Agreements became effective on January 1, 1996, and provide for initial terms of three years. The Employment Agreements provide for salary and performance review by the Board of Directors not less often than annually. Each of the Employment Agreements provides for inclusion of the employee in any formally established employee benefit, bonus, pension and profit-sharing plans for which senior management personnel are eligible and for vacation and sick leave in accordance with Industrial's prevailing policies.

     The Employment Agreements are terminable by Industrial at any time. In the event of termination by Industrial for "just cause," as defined in the Employment Agreements, the employee will have no right to receive any compensation or other benefits for any period following such termination. In the event of a termination other than for "just cause" and not in connection with a "change of control", as defined in the Employment Agreements, the employee will be entitled to payment of an amount equal to the employee's annual salary. The Employment Agreements further provide that in the event of a termination in connection with or within one year of a "change of control," the employee will be entitled to payment of an amount equal to three times the employee's annual salary. The amount which would be payable to Mr. Windau in the event of a "change of control", based upon his salary at the end of 1996, is $390,000.

Director Compensation

     Each director of Industrial, other than the Chairman of the Board, currently receives a fee of $600 per meeting, with one excused absence per year. The Chairman of the Board receives $675 per meeting. In addition, each member of a committee who is not a full-time employee of Industrial receives $300 per committee meeting attended. No fees are paid for service as a director of the Company.

Certain Transactions

     Industrial has followed a policy of granting consumer loans and loans secured by the borrower's personal residence to officers, directors and employees. Such loans to executive officers and directors are made in the ordinary course of business and on the same terms and conditions as those of comparable transactions prevailing at the time and in accordance with
Industrial's underwriting guidelines and do not involve more than the normal risk of collectibility or present other unfavorable features.


                              SELECTION OF AUDITORS

     The Board of Directors has selected Crowe, Chizek and Company as the auditors of the Company for the current fiscal year and recommends that the shareholders ratify the selection. Management expects that a representative of

Crowe Chizek will be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.


                   PROPOSALS OF SHAREHOLDERS AND OTHER MATTERS

     Any proposals of shareholders intended to be included in the Company's proxy statement for the 1998 Annual Meeting of Shareholders should be sent to the Company by certified mail and must be received by the Company not later than November 18, 1997.

     Management knows of no other business which may be brought before the Annual Meeting. It is the intention of the persons named in the enclosed Proxy to vote such Proxy in accordance with their best judgment on any other matters which may be brought before the Annual Meeting.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO FILL IN, SIGN AND RETURN THE PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE.

                             By Order of the Board of Directors




                             David M. Windau, President

Bellevue, Ohio
March 18, 1997

                                 REVOCABLE PROXY

                            INDUSTRIAL BANCORP, INC.

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                 BOARD OF DIRECTORS OF INDUSTRIAL BANCORP, INC.

     The undersigned shareholder of Industrial Bancorp, Inc. (the "Company") hereby constitutes and appoints David M. Windau and Lawrence R. Rhoades, or either one of them, the Proxy or Proxies of the undersigned with full power of substitution and resubstitution, to vote at the 1997 Annual Meeting of Shareholders of the Company to be held at The Bellevue Elks Lodge #1013, located at 214 W. Main Street, Bellevue, Ohio 44811, on April 15, 1997, at 2:30 p.m., local time (the "Annual Meeting"), all of the shares of the Company which the undersigned is entitled to vote at the Annual Meeting, or at any adjournment thereof, on each of the following proposals, all of which are described in the accompanying Proxy Statement:

1.   The election of four directors:


            FOR  all  nominees listed                 WITHHOLD authority to
            below (except as marked to                vote for all nominees
            the contrary below)                       listed below

                               Graydon H. Hayward
                                Leon W. Maginnis
                                    Bob Moore
                                 David M. Windau

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below).

________________________________________________________________________________


2. The approval of the selection of Crowe, Chizek and Company as the auditors of the Company for the current fiscal year.

                 FOR               AGAINST               ABSTAIN


         Important: Please sign and date this proxy on the reverse side.

     This Revocable Proxy will be voted as directed by the undersigned member. If no direction is given, this Revocable Proxy will be voted FOR all nominees listed and FOR proposal 2.

     All Proxies previously given by the undersigned are hereby revoked. Receipt of the Notice of Annual Meeting of Shareholders of the Company and of the accompanying Proxy Statement is hereby acknowledged.

     NOTE: Please sign your name exactly as it appears on this Proxy. Joint accounts require only one signature. If you are signing this Proxy as an attorney, administrator, agent, corporation, officer, executor, trustee or guardian, etc., please add your full title to your signature.


___________________________________          ___________________________________
Signature                                    Signature

___________________________________          ___________________________________
Print or Type Name                           Print or Type Name


Dated: ____________________________          Dated:_____________________________


     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. PLEASE DATE, SIGN AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE U.S.A.


IMPORTANT: IF YOU RECEIVE MORE THAN ONE CARD, PLEASE SIGN AND RETURN ALL CARDS IN THE ACCOMPANYING ENVELOPE.